Exhibit 21.1
Dunkin’ Brands Group, Inc. Subsidiaries

Entity	Jurisdiction of Organization
Baskin-Robbins Australia Pty. Limited	Australia
Baskin-Robbins Flavors LLC	Delaware
Baskin-Robbins Franchising LLC	Delaware
Baskin-Robbins International LLC	Delaware
Baskin-Robbins LLC	Delaware
Baskin-Robbins USA LLC	California
B-R 31 Ice Cream Co. Ltd. (1)	Japan
BR IP Holder LLC	Delaware
B-R Korea Co. Ltd. (2)	Korea
BR UK Franchising LLC	Delaware
Coffee Alliance, S.L.(2)	Spain
DB AdFund Administrator LLC	Delaware
DB Canadian Franchising ULC	Nova Scotia
DB Canadian Holding Company Inc.	Delaware
DB Franchising Holding Company LLC	Delaware
DB Holdings Brazil LLC	Delaware
DB International Franchising LLC	Delaware
DB Master Finance LLC	Delaware
DB Master Finance Parent LLC	Delaware
DB Mexican Franchising LLC	Delaware
DB Real Estate Assets I LLC	Delaware
DB Real Estate Assets II LLC	Delaware
DB Texas Stores, Inc.	Delaware
DBCI Corp.	Florida
DBCL Holding Company LLC	Delaware
DBI Australia Holdings Pty. Ltd.	Australia
DBI Stores LLC	Delaware
DBI Stores Texas LLC	Delaware
DD Brasil Franchising Ltda.	Brazil
DDBR International LLC	Delaware
DD IP Holder LLC	Delaware
Dunkin Brands International DMCC	Dubai
Dunkin Brands International Holdings Ltd.	United Kingdom
Dunkin Espanola S.A.	Spain
Dunkin’ (Shanghai) Enterprise Management Consulting Co., Ltd.	China
Dunkin Brands (UK) Limited	United Kingdom
Dunkin’ Brands Australia Pty. Ltd.	Australia
Dunkin’ Brands Canada ULC	British Columbia, Canada
Dunkin’ Brands Deutschland GmbH	Germany
Dunkin’ Brands Holdings, Inc.	Delaware
Dunkin’ Brands, Inc.	Delaware
Dunkin’ Delicious Limited	New Zealand
Dunkin’ Donuts Franchising LLC	Delaware
Dunkin’ Donuts Limited	New Zealand
Dunkin’ Donuts LLC	Delaware

Dunkin’ Donuts Realty Investment LLC	Delaware
Dunkin’ Donuts USA LLC	Delaware
Dunkin’ Ventures LLC	Delaware
Massachusetts Refreshment Corp. (3)	Massachusetts
Mister Donut of America, LLC	Delaware
Palm Oasis Ventures Pty. Ltd. (4)	Australia
Star Dunkin’ Real Estate, LP	Delaware
Star Dunkin’, LP	Delaware
SVC Service II Inc.	Colorado
SVC Service LLC	Colorado
Third Dunkin’ Donuts Realty Investment LLC	Delaware

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1	Represents a joint venture company of which registrant indirectly owns 43.3% of the voting equity.
2	Represents a joint venture company of which registrant indirectly owns 33.3% of the voting equity.
3	Represents a joint venture company of which registrant indirectly owns 50% of the voting equity.
4	Represents a joint venture company of which registrant indirectly owns 20% of the voting equity.